SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2008

ADUROMED INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-03125	21-0661726
State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Trowbridge Drive, Bethel, Connecticut 06801

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (203) 798-1080.

Items 1.01, 5.02 and 5.03. Entry into a Material Definitive Agreement, Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers, Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Closing of Master Restructuring Agreement

Reference is made to the Company’s Current Report on Form 8-K dated July 14, 2008 and the description contained therein of a Master Restructuring Agreement, dated as of July 10, 2008 (the “MRA”), entered into among the Company, the Company’s wholly-owned subsidiary, Aduromed Corporation (“Aduromed”, and together with the Company, the “Companies”), Pequot Capital Management, Inc. (“Pequot”), on behalf of various funds managed by Pequot (the “Pequot Funds”), Sherleigh Associates Inc. Defined Benefit Pension Plan (“Sherleigh”), holders of $1,225,000 in principal amount of the Company’s 12% Secured Promissory Notes due July 31, 2008 (the “Bridge Loan Holders”), and Mr. Joseph Esposito, corporate and business development advisor to the Company (“Esposito”).

As of August 4, 2008 (the “Effective Time”), the parties to the MRA consummated the transactions contemplated by the MRA. In addition to the $600,000 invested into the Companies as of July 11 and July 25, 2008, at the Effective Time parties to the MRA invested an additional $3,205,000 into the Companies. The Company has left open new investment in connection with the MRA for an addiotional 30 days from the Effective Time, and as of this filing the Company has received an additional $600,000 investment on August 7, 2008. The net proceeds of this $600,000 investment were $552,000 after placement fees. Carter Securities, LLC served as our placement agent for this investment and received a placement fee. The total shares of common stock and common stock purchase warrants issued to date in connection with this financing are set forth below. The Companies will use these funds for normal working purposes and to help implement the Companies’ new business plan approved by the Board of Directors at its December 2007 meeting.

Amendments to Articles of Incorporation and By-laws

Effective August 4, 2008, the number of authorized Common Stock of the Company, par value $0.0001, was increased from 200,000,000 to 1,400,000,000. A Certificate of Amendment to the Company’s Certificate of Incorporation evidencing such increase was filed with the Secretary of State of the State Delaware on August 4, 2008. As a result of the restructuring the Company now has 431 million shares of Common Stock outstanding.

Board and Executive Management Team Changes

As part of the restructuring, Mr. Joseph Esposito was elected as a director and Chairman of the Board of the Company. Mr. Esposito also entered into a new consulting agreement to act as corporate and business development advisor to the Company for an additional three year period. Mr. Esposito brings a broad background of over 30 years of managing the growth and profitability of domestic and international technology companies. For the past two years he has been providing strategic advisory services to growth companies including several of the portfolio companies at Insight Venture Partners, a private equity firm with more than $1.5 billion under management. Prior to this he was President and CEO of eResearch Technology, Inc., a leading provider of technology and services to collect, process, and distribute cardiac safety and clinical data for companies in the life sciences industry. During his tenure as President and CEO from 2001 through 2006, eResearch's market valuation grew from $27 million to a peak of $1.5 billion, receiving recognition from Fortune Magazine as the second fastest growing company in America.

Mr. Damien Tanaka, founder of the Company, was elected as Vice-Chairman of the Board of the Company and will continue as a director of the Company. Mr. Tanaka will be the acting Chief Executive Officer of the Company pending the naming of a new President and Chief Executive Officer which is expected shortly. After such announcement Mr. Tanaka will assume the title of Chief Development Officer and will spearhead the Company’s new product developments.

Mr. Kevin T. Dunphy was re-elected as Treasurer and Chief Financial Officer of the Companies for a one year term and will continue as a director of the Company.

Item 5.01. Changes in Control of Registrant.

Pursuant to the terms of the MRA, (i) the Amended and Restated Stockholders' Agreement, dated as of January 23, 2006, by and among the Companies, the Pequot Funds, Sherleigh and Mr. Tanaka, and (ii) Mr. Tanaka’s employment agreement, both of which contained voting agreements among the parties for the election of directors of the Companies, were terminated.

As of the Effective Time, pursuant to the terms of the MRA, the parties to the MRA agreed among themselves to vote their collective shares of Common Stock such that (i) the Company’s Board of Directors would be increased to nine (9) members, (ii) the Pequot Funds shall have the right to have two (2) designees elected to the Company’s Board of Directors, (iii) Sherleigh shall have the right to have two (2) designees elected to the Company’s Board of Directors, and (iv) Heller Capital Management shall have the right to have one (1) designee elected to the Company’s Board of Directors.

As of the Effective Time, the Company has only common stockholders and the major common stockholders are as follows:

Common Stockholder	% Ownership Post Restructuring	% Ownership Post Restructuring Fully Diluted
The Pequot Funds	30.41%	30.60%
Sherleigh	16.69%	16.80%
Ronald Heller and affiliates	13.83%	13.92%
Esposito	6.70%	6.64%
Truk Funds	5.27%	4.78%

Item 3.02. Unregistered Sale of Equity Securities.

Pursuant to the terms of the MRA, $350,000 of new money was invested into the Company as of July 11,2008, $250,000 of new money was invested into the Company as of July 25, 2008, $3,205,000 of new money was invested into the Company as of August 4, 2008, and $600,000 of new money was invested into the Company as of August 7, 2008. The total net proceeds to date after placement fees are $4,337,000. These investors received a total of 294,497,456 shares of Common Stock and Common Stock Purchase Warrants to purchase a total of 258,497,455 shares of Common Stock at a purchase price of $0.025 per share, exercisable for five years. Existing securities holders of the Company including the Pequot Funds, Sherleigh and the Bridge Loan Holders converted their securities into 137,693,121 shares of Common Stock and Common Stock Purchase Warrants to purchase a total of 173,693,122 shares of Common Stock at a purchase price of $0.025 per share, exercisable for five years.

The offer and sale of these securities was claimed exempt from the registration provisions of the Securities Act by reason of Section 4(2) thereof and Regulation D thereunder. Management made its determination of the availability of such exemption based upon the facts and circumstances surrounding the transactions, including the representations and warranties made by the investors and the fact that restrictive legends were placed on the notes and the warrants.

Item 9.01 Financial Statements and Exhibits.

Exhibits

Exhibit 3.01 – Certificate of Amendment to the Certificate of Incorporation of Aduromed Industries, Inc. dated August 4, 2008.

Exhibit 4.01 – Stock Option Agreement, dated August 4, 2008, between Aduromed Industries, Inc. and Mr. Joseph Esposito.

Exhibit 4.02 – Stock Option Agreement, dated August 4, 2008, between Aduromed Industries, Inc. and Mr. Damien R. Tanaka.

Exhibit 4.03 – Stock Option Agreement, dated August 4, 2008, between Aduromed Industries, Inc. and Mr. Kevin T. Dunphy.

Exhibit 4.04 – Form of Common Stock Purchase Warrant.

Exhibit 10.01 – Consulting Agreement, dated August 4, 2008, by and among Aduromed Industries, Inc., Aduromed Corporation and Mr. Joseph Esposito.

Exhibit 10.02 – Employment Agreement, dated August 4, 2008, by and among Aduromed Industries, Inc., Aduromed Corporation and Mr. Kevin T. Dunphy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADUROMED INDUSTRIES, INC.

By:	/s/ Kevin T. Dunphy
Kevin T. Dunphy
Treasurer and CFO

Dated: August 8, 2008